As filed with the Securities and Exchange Commission on September 11, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIPER ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-5001985 (I.R.S. Employer Identification No.)

500 West Texas, Suite 100

Midland, Texas 79701

(432) 221-7400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Teresa L. Dick

Executive Vice President, Chief Financial Officer and Assistant Secretary

900 NW 63rd St., Suite 200

Oklahoma City, Oklahoma 73116

(432) 221-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John Goodgame

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

(713) 220-8144

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus

Viper Energy, Inc.

Class A Common Stock

By this prospectus, we may offer and sell, from time to time in one or more offerings, our Class A common stock.

This prospectus provides you with a general description of the Class A common stock and the general manner in which we will offer the Class A common stock. Each time we sell Class A common stock, to the extent required, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, all prospectus supplements and all other documents incorporated by reference in this prospectus before you invest in our Class A common stock.

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “VNOM.” We converted into a Delaware corporation on November 13, 2023. Before that date, we were Viper Energy Partners LP, a Delaware limited partnership with common units representing limited partner interests listed on The Nasdaq Global Select Market under the symbol “VNOM.” On November 13, 2023, each outstanding common unit was converted into one share of Class A common stock. On September 10, 2024, the last reported sales price of our Class A common stock was $44.79 per share. Our principal executive offices are located at 500 West Texas, Suite 100, Midland, Texas 79701, and our telephone number is (432) 221-7400.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 11, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell our Class A common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all the information set forth in the registration statement as permitted by the rules of the SEC. Each time we offer our Class A common stock covered by this prospectus, to the extent required, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. That prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any of our Class A common stock, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described in this prospectus under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

References in this prospectus or any prospectus supplement to (i) the “Partnership” refers to Viper Energy Partners LP, the predecessor of Viper Energy, Inc., prior to its conversion from a Delaware limited partnership into a Delaware corporation, which conversion became effective on November 13, 2023, (ii) the “Operating Company” or “OpCo” refers to Viper Energy Partners LLC, the Company’s operating subsidiary, (iii) “Viper Energy,” “Viper,” “the Company,” “we,” “our,” “us” or like terms refer to (A) following the conversion, Viper Energy, Inc. individually and collectively with the Operating Company, as the context requires, and (B) before the conversion, the Partnership individually and collectively with the Operating Company, as the context requires, (iv) “Diamondback” refers individually to Diamondback Energy, Inc. and collectively to Diamondback Energy, Inc. and its subsidiaries other than the Company and the Operating Company and (v) “Diamondback E&P” refers to Diamondback E&P LLC, a wholly-owned subsidiary of Diamondback. References to “OpCo Units” are to the units representing limited liability company interests in the Operating Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, or the “Exchange Act”, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding our: future performance; business strategy; future operations; estimates and projections of operating income, losses, costs and expenses, returns, cash flow, and financial position; production levels on properties in which we have mineral and royalty interests, developmental activity by other operators; reserve estimates and our ability to replace or increase reserves; anticipated benefits of strategic transactions (including acquisitions and divestitures); and plans and objectives of management (including Diamondback’s plans for developing our acreage and our cash dividend policy and repurchases of our common stock and/or senior notes) are forward-looking statements. When used in this prospectus, including documents incorporated by reference, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to us are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although we believe that the expectations and assumptions reflected in our forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, forward-looking statements are not guarantees of our future performance. In particular, the factors discussed in this prospectus under the heading “Risk Factors” and detailed in our Annual Report on Form 10-K for the year ended December 31, 2023, as may be supplemented in our subsequent Quarterly Reports on Form 10-Q and in our other periodic and current reports filed with the SEC, could affect our actual results and cause our actual results to differ materially from expectations, estimates or assumptions expressed, forecasted or implied in such forward-looking statements.

Factors that could cause our outcomes to differ materially include (but are not limited to) the following:

•	changes in supply and demand levels for oil, natural gas, and natural gas liquids and the resulting impact on the price for those commodities;

•	the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions;

•	actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments;

•	changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates, inflation rates, instability in the financial sector;

•

regional supply and demand factors, including delays, curtailment delays or interruptions of production on our mineral and royalty acreage, or governmental orders, rules or regulations that impose production limits on such acreage;

•	federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations;

•	physical and transition risks relating to climate change;

•

restrictions on the use of water, including limits on the use of produced water by our operators and a moratorium on new produced water well permits recently imposed by the Texas Railroad Commission in an effort to control induced seismicity in the Permian Basin;

•	significant declines in prices for oil, natural gas, or natural gas liquids, which could require recognition of significant impairment charges;

•	changes in U.S. energy, environmental, monetary and trade policies;

•

conditions in the capital, financial and credit markets, including the availability and pricing of capital for drilling and development by our operators and environmental and social responsibility projects undertaken by Diamondback Energy, Inc. and our other operators;

•	changes in availability or cost of rigs, equipment, raw materials, supplies and oilfield services impacting our operators;

•

changes in safety, health, environmental, tax, and other regulations or requirements impacting us or our operators (including those addressing air emissions, water management, or the impact of global climate change);

•

security threats, including cybersecurity threats and disruptions to our business from breaches of Diamondback’s information technology systems, or from breaches of information technology systems of our operators or third parties with whom we transact business;

•	lack of, or disruption in, access to adequate and reliable transportation, processing, storage, and other facilities impacting our operators;

•	severe weather conditions;

•	acts of war or terrorist acts and the governmental or military response thereto;

•	changes in the financial strength of counterparties to the credit facility and hedging contracts of our operating subsidiary;

•	changes in our credit rating;

•	the risk factors discussed in Item 1A of Part I of our Annual Report on Form 10-K incorporated by reference into this prospectus; and

•	other risks and factors disclosed in this prospectus or incorporated by reference therein.

In light of these factors, the events anticipated by our forward-looking statements may not occur at the time anticipated or at all. Moreover, new risks emerge from time to time. We cannot predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements we may make. Accordingly, you should not place undue reliance on any forward-looking statements made or incorporated by reference in this prospectus. All forward-looking statements speak only as of the date of this prospectus or, if earlier, as of the date they were made. We do not intend to, and disclaim any obligation to, update or revise any forward-looking statements unless required by applicable law.

OUR COMPANY

We are a publicly traded Delaware corporation that owns and acquires mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin. We operate in one reportable segment. On November 13, 2023, we converted our legal status from a Delaware limited partnership into a Delaware corporation.

Our principal executive offices are located at 500 West Texas, Suite 100, Midland, Texas 79701, and our telephone number at that address is (432) 221-7400. Our website address is www.viperenergy.com. Information contained on our website does not constitute part of this prospectus.

RISK FACTORS

Investment in our Class A common stock involves certain risks. You should carefully consider the factors disclosed in Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024, and other factors discussed in any subsequent filings made by us with the SEC prior to the filing of this prospectus, including those incorporated by reference into this prospectus, before investing in our Class A common stock. You should also consider similar information contained in any annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed by us with the SEC after the date of this prospectus before deciding to invest in our Class A common stock. We will also include in any prospectus supplement a description of any other risk factors applicable to an offering contemplated by such prospectus supplement. Additional risks and uncertainties not known to us or that we view as immaterial may also impair our business. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. Please read “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use the net proceeds from the sale of any Class A common stock by us for general corporate purposes, including without limitation repaying or refinancing all or a portion of our existing short-term and long-term debt, making acquisitions of assets, businesses or securities, capital expenditures and for working capital. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application of the net proceeds, we may invest our net proceeds in short-term, investment-grade securities, interest-bearing securities or guaranteed obligations of the United States or its agencies.

DESCRIPTION OF CAPITAL STOCK

The following description of our Class A common stock, certificate of incorporation and our bylaws are summaries thereof and are qualified by reference to our certificate of incorporation and our bylaws, copies of which have been filed with the SEC.

Authorized Capital Stock

As of the date of this prospectus, our authorized capital stock consists of (i) 1,000,000,000 shares of Class A common stock, with par value of $0.000001 per share, (ii) 1,000,000,000 shares of Class B common stock, with par value of $0.000001 per share (together with the Class A common stock, the “common stock”), and (iii) 100,000,000 shares of preferred stock, par value $0.000001 per share. Each share of Class B common stock is exchangeable, at the discretion of the holder of such share of Class B common stock, together with one OpCo Unit, into one share of Class A common stock.

Common Stock

Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of Class A common stock and Class B common stock vote together as a single class. Shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of the board of directors can elect all the directors to be elected at that time, and, in such event, the holders of the remaining shares will be unable to elect any directors to be elected at that time. Our certificate of incorporation denies stockholders any preemptive rights to acquire or subscribe for any stock, obligation, warrant or other securities of ours. Holders of shares of our common stock have no redemption or conversion rights nor are they entitled to the benefits of any sinking fund provisions.

In the event of our liquidation, dissolution or winding up, the remaining assets of the Company available for distribution shall (i) first be distributed, pari passu, to the holders of Class B common stock, ratably in proportion to the number of shares of Class B common stock, until the holders of all outstanding Class B common stock have received $0.014 (which amount is adjusted accordingly in the case of any stock split, subdivision or combination with respect to Class B common stock) in respect of each share of Class B common stock then outstanding and (ii) then be distributed, pari passu, to the holders of all outstanding shares of Class A common stock, ratably in proportion to the number of shares of Class A common stock.

Holders of record of shares of Class A common stock are entitled to receive dividends when and if declared by the board of directors out of any assets legally available for such dividends, subject to (i) the rights of all outstanding shares of capital stock ranking senior to the common stock in respect of dividends and (ii) to any dividend restrictions contained in debt agreements. Holders of Class B common stock are entitled to receive a mandatory cash dividend, paid quarterly, in an amount per share of Class B common stock equal to (A) $20,000 divided by (B) the number of shares of Class B common stock then outstanding. All outstanding shares of Class A common stock and Class B common stock are fully paid and nonassessable. As of September 10, 2024, there were 91,447,008 shares of Class A common stock and 85,431,453 shares of Class B common stock outstanding.

Preferred Stock

Our board of directors is authorized to issue up to 100,000,000 shares of preferred stock in one or more series. The board of directors may fix for each series:

•	the distinctive serial designation and number of shares of the series;

•	the voting powers and the right, if any, to elect a director or directors;

•	the terms of office of any directors the holders of preferred shares are entitled to elect;

•	the dividend rights, if any;

•	the terms of redemption, and the amount of and provisions regarding any sinking fund for the purchase or redemption thereof;

•	the liquidation preferences and the amounts payable on dissolution or liquidation;

•	the terms and conditions under which shares of the series may or shall be converted into any other series or class of stock or debt of the corporation; and

•	any other terms or provisions which the board of directors is legally authorized to fix or alter.

We do not need stockholder approval to issue or fix the terms of the preferred stock. The actual effect of the authorization of the preferred stock upon your rights as holders of common stock is unknown until our board of directors determines the specific rights of owners of any series of preferred stock. Depending upon the rights granted to any series of preferred stock, your voting power, liquidation preference or other rights could be adversely affected. Preferred stock may be issued in acquisitions or for other corporate purposes. Issuance in connection with a stockholder rights plan or other takeover defense could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of our company. We currently have no outstanding preferred stock and have no present plans to issue any shares of preferred stock.

Related Party Transactions and Corporate Opportunities

Subject to the limitations of applicable law, our certificate of incorporation, among other things:

•	permits us to enter into transactions with entities in which one or more of our officers or directors are financially or otherwise interested so long as it has been approved by our board of directors;

•

permits certain of our stockholders, officers and directors, including our non-employee directors, to conduct business that competes with us and to make investments in any kind of property in which we may make investments; and

•

provides that if certain of our officers or directors, including our non-employee directors, becomes aware of a potential business opportunity, transaction or other matter (other than one expressly offered to that director or officer solely in his or her capacity as our director or officer), that director or officer will have no duty to communicate or offer that opportunity to us, and will be permitted to communicate or offer that opportunity to any other entity or individual and that director or officer will not be deemed to have (i) acted in a manner inconsistent with his or her fiduciary duty to us or our stockholders regarding the opportunity or (ii) acted in bad faith or in a manner inconsistent with our best interests.

Anti-takeover Effects of Provisions of Our Certificate of Incorporation and Our Bylaws

Some provisions of our certificate of incorporation and our bylaws contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.

Undesignated preferred stock. The ability to authorize and issue undesignated preferred stock may enable our board of directors to render more difficult or discourage an attempt to change control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in our best interest, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

Stockholder meetings. Our certificate of incorporation and bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, by a resolution adopted by a majority of our board of directors, assuming there are no vacancies or by the Chairman of the Board following receipt of a written request of one or more stockholders holding at least 20% of the issued and outstanding common stock, subject to the procedures set forth in our bylaws.

Requirements for advance notification of stockholder nominations and proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.

Board Designees. Pursuant to our bylaws, Diamondback has the right to designate up to three persons to serve as directors for so long as Diamondback along with its affiliates collectively own at least 25% of the outstanding common stock.

Stockholder action by written consent. Our certificate of incorporation provides that, except as may otherwise be provided with respect to the rights of the holders of preferred stock, no action that is required or permitted to be taken by our stockholders at any annual or special meeting may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by our board. This provision, which may not be amended except by the affirmative vote of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by our board.

Additionally, an increase in the number of authorized shares of our common stock could be used to make it more difficult to, or discourage an attempt to, obtain control of our company by means of a takeover bid that our board of directors determines is not in our best interests or the best interests of our stockholders.

The provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Choice of Forum

Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or (iv) any action asserting a claim against us pertaining to internal affairs of our corporation. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Listing

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “VNOM.”

Transfer Agent and Registrar

Computershare Trust Company, National Association is the transfer agent and registrar for our common stock.

PLAN OF DISTRIBUTION

We may, from time to time, sell, transfer or otherwise dispose of any or all of the Class A common stock offered by this prospectus or any applicable prospectus supplement on any stock exchange, market or trading facility on which such Class A common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

We may use any one or more of the following methods when disposing of the offered Class A common stock:

•	sales on The Nasdaq Stock Market LLC or any national securities exchange or quotation service on which our Class A common stock may be listed or quoted at the time of sale;

•	an over-the-counter sale or distribution;

•	underwritten offerings;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades (which may involve crosses) in which the broker-dealer will attempt to sell the Class A common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree to sell a specified number of such Class A common stock at a stipulated price per share;

•	in option transactions;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If underwriters are used to sell the Class A common stock, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that event, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Class A common stock for whom they may act as agent.

To the extent required by applicable law, a prospectus supplement relating to the Class A common stock will set forth:

•  the offering terms, including the name or names of any underwriters, dealers or agents;

•  the number or amount of the Class A common stock involved, the purchase price of such Class A common stock and the proceeds to us from such sale;

•  any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•  any initial public offering price;

•  any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•  any securities exchanges on which the Class A common stock may be listed.

The Class A common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the Class A common stock will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any underwriters, dealers or agents that are involved in selling the Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by them and any profit on the resale of the Class A common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In order to comply with the securities laws of some states, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

The Class A common stock may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the Class A common stock in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in any required prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase Class A common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any underwriters to whom Class A common stock is sold by us for public offering and sale may make a market in such Class A common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Class A common stock.

Certain persons participating in any offering of Class A common stock may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock offered. In connection with any such offering, the underwriters, dealers or agents, as the case may be, may purchase and sell Class A common stock in the open market.

These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Class A common stock and syndicate short positions involve the sale by the underwriters, dealers or agents, as the case may be, of a greater number of Class A common stock than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the Class A common stock sold for their account may be reclaimed by the syndicate if such Class A common stock is repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Class A common stock, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on The Nasdaq Global Select Market, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the Class A common stock offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the Class A common stock offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We file reports, proxy and information statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.

You can also find our SEC filings on our website at www.viperenergy.com. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC (except as indicated below with respect to Item 2.02 or Item 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024, filed with the SEC on May 2, 2024 and August 5, 2024, respectively;

•	our Current Report on Form 8-K/A filed on March 5, 2024 and our Current Reports on Form 8-K filed on June 10, 2024 and September 11, 2024, respectively; and

•	the description of our capital stock contained in Exhibit 99.1 to our Form 8-K (File No. 001-36505), filed with the SEC on November 13, 2023.

In addition, we incorporate by reference into this prospectus (i) the audited combined financial statements of the mineral and royalty interests owned by Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP for the years ended December 31, 2022 and 2021, included as Exhibit 99.1 to our Current Report on Form 8-K/A, filed with the SEC on November 13, 2023, and (ii) the unaudited combined financial statements of the mineral and royalty interests owned by Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP for the nine months ended September 30, 2023 and 2022 included as Exhibit 99.2 to our Current Report on Form 8-K/A, filed with the SEC on November 13, 2023.

Further, we incorporate by reference into this prospectus certain information from the reports, each dated October 25, 2023, on estimates of proved reserves, future production and income attributable to certain royalty interests acquired by us from Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP, prepared by DeGolyer and MacNaughton Corp, an independent petroleum engineering firm, as of December 31, 2022 and 2021, included as Exhibits 99.4 and 99.5, respectively, to our Current Report on Form 8-K/A, filed with the SEC on November 13, 2023.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus or any prospectus supplement, unless otherwise indicated on such Form 8-K.

We will furnish without charge to you, on written or oral request, a copy of any documents incorporated by reference, including any exhibits to such documents. You should direct any requests for documents to Teresa L. Dick, Executive Vice President, Chief Financial Officer and Assistant Secretary, Viper Energy, Inc., 900 NW 63rd St., Suite 200 Oklahoma City, Oklahoma 73116; telephone: (432) 221-7400.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Class A common stock to be offered hereby by us will be passed upon by Akin Gump Strauss Hauer & Feld LLP. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The audited financial statements of Viper Energy, Inc. and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited combined financial statements of Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC, MC Tumbleweed Royalty, LLC and Tumbleweed Royalty IV, LLC, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

Information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, future production and income attributable to certain royalty interests of the Company is based upon estimates of such reserves, future production and income audited by Ryder Scott Company, L.P., an independent petroleum engineering firm, as of December 31, 2023 and 2022 and prepared by Ryder Scott Company, L.P. as of December 31, 2021. This information is incorporated by reference in this prospectus in reliance upon the authority of such firm as experts in these matters.

Information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, future production and income attributable to certain royalty interests acquired by the Company from Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP on November 1, 2023 is based upon estimates of such reserves, future production and income prepared by DeGolyer and MacNaughton, an independent petroleum engineering firm, as indicated in their summary reports, as of December 31, 2022 and 2021. This information is incorporated by reference in this prospectus in reliance upon the authority of such firm as experts in these matters.

Information incorporated by reference in this prospectus regarding estimates of total proved reserves and forecasts of economics attributable certain royalty interests of Tumbleweed-Q Royalty Partners, LLC, MC Tumbleweed Royalty, LLC and Tumbleweed Royalty IV, LLC, acquired or subject to the pending acquisition, as applicable, by the Company, is based upon estimates of such reserves and forecasts of economics prepared by Cawley, Gillespie and Associates, Inc., independent petroleum consultants, as indicated in their summary evaluation reports, in each case, as of December 31, 2023. This information is incorporated by reference in this prospectus in reliance upon the authority of such firm as experts in these matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

SEC registration fee	(1)

Legal fees and expenses	(2)

Accounting fees and expenses	(2)

Printing expenses	(2)

Miscellaneous expenses	(2)

FINRA filing fee	(2)

Total	(2)

(1)

In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of all of the registration fee with respect to the securities that may be offered by the registrant pursuant to this registration statement.

(2)

The additional estimated amounts, if any, of fees and expenses to be incurred in connection with any offering of the securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Limitation of Liability

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability:

•	for any breach of the director’s duty of loyalty to the company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•	for any transaction from which the director derives an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, Section 9.1 of our amended and restated certificate of incorporation provides that that no director shall be personally liable to us for any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retrospective basis.

Indemnification under Certificate of Incorporation and Bylaws

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification and advancement of expenses.

The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined by final judicial decision that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by our certificate of incorporation.

Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Indemnification Agreements with Our Directors and Executive Officers

We have entered into indemnification agreements with each of the individuals who currently serve as our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.

Other Indemnification Provisions

We may enter into an Underwriting Agreement in connection with a specific offering under which the underwriters will be obligated, under certain circumstances, to indemnify our directors and officers against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement to be filed as an Exhibit 1.1 or 1.2 to our Current Report on Form 8-K in connection with a specific offering.

Item 16.	Exhibits.

The Exhibit Index filed herewith and appearing immediately before the signature page hereto is incorporated by reference in this Item 16, and the exhibits listed therein are filed as a part of this registration statement.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Viper Energy, Inc.

Exhibit Index

The following is a list of exhibits filed as a part of this registration statement.

Exhibit Number	Description

1.1#	Form of Underwriting Agreement.

2.1##	Purchase and Sale Agreement, dated as of September 11, by and among Viper Energy, Inc. and Viper Energy Partners LLC, as buyer parties, and Tumbleweed Royalty IV, LLC and TWR IV SellCo Parent, LLC, affiliates of EnCap Investments, L.P., as sellers (incorporated by reference to Exhibit 2.1 to the Form 8-K (File No. 001-36505), filed with the SEC on September 11, 2024).

3.1	Certificate of Incorporation of Viper Energy, Inc. (incorporated by reference to Exhibit 99.3 to the Form 8-K (File No. 001-36505), filed with the SEC on November 2, 2023).

3.2	Bylaws of Viper Energy, Inc. (incorporated by reference to Exhibit 99.4 to the Form 8-K (File No. 001-36505), filed with the SEC on November 2, 2023).

3.3	Second Amended and Restated Limited Liability Company Agreement of Viper Energy Partners LLC, dated as of May 9, 2018 (incorporated by reference to Exhibit 3.3 to the Form 8-K (File No. 001-36505), filed with the SEC on May 15, 2018).

3.4	First Amendment to Second Amended and Restated Limited Liability Company Agreement of Viper Energy Partners LLC, dated as of March 30, 2020 (incorporated by reference to Exhibit 3.1 of the Form 8-K (File 001-36505), filed with the SEC on March 31, 2020).

3.5	Second Amendment to the Second Amended and Restated Limited Liability Company Agreement of Viper Energy Partners LLC, dated as of December 27, 2021 (incorporated by reference to Exhibit 3.1 to the Form 8-K (File 001-36505), filed with the SEC on December 28, 2021).

4.1	Description of Viper Energy, Inc.’s Securities (incorporated by reference to Exhibit 99.1 to the Form 8-K (File No. 001-36505), filed with the SEC on November 13, 2023).

4.2	Second Amended and Restated Registration Rights Agreement, dated as of November 13, 2023, by and between Viper Energy, Inc. and Diamondback Energy, Inc. (incorporated by reference to Exhibit 10.2 to the Form 8-K (File No. 001-36505), filed with the SEC on November 13, 2023).

4.3	Amended and Restated Exchange Agreement, dated as of November 10, 2023, effective as of November 13, 2023, by and among Diamondback Energy, Inc., Viper Energy Partners LLC, Viper Energy Partners GP LLC and Viper Energy Partners LP (incorporated by reference to Exhibit 10.4 to the Form 8-K (File No. 001-36505), filed with the SEC on November 13, 2023).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the validity of Viper Energy, Inc. Class A common stock being registered.

21.1	Subsidiaries of Viper Energy, Inc. (incorporated by reference to Exhibit 21.1 to the Form 10-K (File No. 001-36505), filed with the SEC on February 22, 2024).

23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP.

23.3*	Consent of Grant Thornton LLP.

E-1

23.4*	Consent of Grant Thornton LLP.

23.5*	Consent of Ryder Scott Company, L.P.

23.6*	Consent of DeGolyer and MacNaughton.

23.7*	Consent of Cawley, Gillespie & Associates, Inc.

24.8*	Powers of Attorney (included on signature pages hereto).

107*	Calculation of Filing Fee Table.

*	Filed herewith.

#	To be filed, if applicable, by a post-effective amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K.

##	Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

E-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, Texas on the 11th day of September, 2024.

VIPER ENERGY, INC.

By:	/s/ Kaes Van’t Hof
Kaes Van’t Hof, President

S-1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Travis D. Stice, Kaes Van’t Hof, Teresa L. Dick and Matt Zmigrosky, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 11th day of September, 2024.

NAME	TITLE

/s/ Travis D. Stice Travis D. Stice	Chief Executive Officer (principal executive officer) and Director

/s/ Kaes Van’t Hof Kaes Van’t Hof	Director

/s/ Teresa L. Dick Teresa L. Dick	Chief Financial Officer (principal financial and accounting officer)

/s/ Steven E. West Steven E. West	Director

/s/ Laurie H. Argo Laurie H. Argo	Director

/s/ Spencer D. Armour, III Spencer D. Armour, III	Director

/s/ Frank C. Hu Frank C. Hu	Director

/s/ W. Wesley Perry W. Wesley Perry	Director

/s/ James L. Rubin James L. Rubin	Director

S-2